UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 28, 2006

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16501	73-1541378
(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2006, Global Power Equipment Group Inc. (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Loan Parties”) entered into a Consent Agreement (the “Consent Agreement”) with the lenders under its senior credit facility (i.e., Bank of America, N.A. (“Bank of America”), US Bank National Association, Bank of Oklahoma, N.A, M&I Marshall and Ilsley Bank and Citicorp North America Inc.) (collectively, the “Lenders”) pursuant to which the Lenders consented to the extension, or issuance, of certain letters of credit in the aggregate amount of approximately $9 million, all of which are loans under the senior credit facility. The Consent Agreement was entered into in connection with the Cash Collateral Pledge Agreement dated as of April 28, 2006, between the Company and Bank of America, as administrative agent and as depository bank, which requires the Company to post cash collateral equal to 110% of the face amount of obligations, such as alternative currency loans and letters of credit, secured thereby. This arrangement allows the Company to continue to conduct business in the normal course by issuing letters of credit to, among others, customers as required in order to collect cash payments from such customers.

Pursuant to the Consent Agreement, the Loan Parties agreed to pay the default interest rate under the Company’s senior credit facility with respect to the following, whether or not any obligations under the senior credit facility are then past due: (i) all loans under the senior credit facility for the period from May 1, 2006, to August 31, 2006, and (ii) all letters of credit extended or issued under the senior credit facility after May 11, 2006, for the period from the date of such issuance or extension through August 31, 2006. The default interest rate applicable to Eurocurrency loans (i.e., LIBOR loans) increases the rate that would otherwise be applicable by 2%; the default interest rate applicable to base rate loans increases the rate that would otherwise be applicable by 2%; and the default interest rate applicable to letters of credit increases the rate that would otherwise be applicable by 2%.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Consent Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: July 5, 2006	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

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